Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of the closing date of the Company’s initial public offering by and between Elauwit Connection, Inc., a Delaware corporation, with its principal place of business located at 109 East 17th Street, Cheyenne, WY 82001 (the “Company”) and Baron Hunter Group, LLC, with its principal place of business located at ### (the “Consultant”).

1.            Purpose. The purpose of this Agreement is to set forth the understanding and relationship between the Company and the Consultant. The Company hereby agrees to retain Consultant, and the Consultant hereby agrees to provide, through Daniel McDonough, Jr. and such other personnel necessary to complete the services provided under this Agreement, certain services for the Company, as an independent contractor, and not as an employee, upon the terms and conditions set forth below.

2.            Professional Services. Consultant hereby agrees to provide to Company, as Executive Chairman, those services listed in “Schedule A – Professional Services” (collectively, the “Services”) attached hereto. The Consultant warrants that there is no other contract or duty on his part that conflicts with, prevents or impedes Consultant’s performance under this Agreement, nor will Consultant enter into any such agreement without the Company’s prior written consent. Consultant shall use commercially reasonable efforts to provide the Services as set forth in this Agreement. The Consultant shall cooperate reasonably with the request for Services from the Company’s Board of Directors and the Company’s Chief Executive Officer and other officers and management employees of the Company. The Consultant shall observe all rules, regulations and security and privacy requirements of the Company.

3.            Payment.

a.	From January 1, 2025 through December 31, 2025, the Company agrees to pay Consultant at a rate of $180,000 per annum for the Services provided under this Agreement. Beginning January 1, 2026, the Company agrees to pay Consultant at a rate of $240,000 per annum for the Services provided under this Agreement.

b.	Payments to Consultant under this Agreement shall be made monthly, in advance, on the first business day of the applicable month.

c.	As an independent contractor, Consultant agrees and understands that Consultant is not entitled to any other benefits and privileges established for Company employees, such as life, accident or health insurance, vacation and sick leave with pay, paid holidays, or severance pay upon termination of this Agreement for any reason. In accordance with Consultant’s independent contractor status, payments to Consultant shall not constitute wages/salary and therefore, no amounts shall be deducted for federal and state employment, Social Security or other taxes or employee benefit claims. Consultant shall be individually responsible for filing and paying Consultant’s own self-employment and withholding taxes.

4.            Independent Contractor. In the performance of the work, duties and obligations undertaken by the Consultant under this Agreement, it is mutually understood and agreed that the Consultant is at all times acting and performing as an independent contractor. Nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Except for the establishment of standards and parameters for the provision of the Services hereunder, the Company shall neither have nor exercise control over the methods by which the Consultant shall perform the Services under this Agreement. The Consultant agrees to provide the Services within the parameters established by the Company, but the Consultant will retain the right to determine the day-to-day methods by which the Services will be performed. However, this shall in no way interfere with the right of Company to determine whether Consultant is adequately, and in good faith, discharging his duties under this Agreement.

5.            Indemnification. Consultant agrees to indemnify Company and hold Company harmless from any third-party claims, suits, losses, or damages, including reasonable attorneys’ fees, resulting from Consultant’s gross negligence or willful misconduct in the performance of Services.

6.            Confidentiality.

(a)          “Confidential Information” shall mean all proprietary and/or confidential information concerning the current or future business activities and operations of the Company, including such proprietary and/or confidential information with respect to: trade secrets; intellectual property (whether or not patented or registered); investor lists and investor information; technical information or reports; brand names, trademarks, formulas; unwritten knowledge and “know-how”; operating instructions; training manuals; marketing and sales strategies; market surveys; marketing plans; business plans; financial information, revenue forecasts and profitability analyses; analyses or plans relating to the acquisition or development of businesses; research and development data; information relating to pricing, competitive strategies, and new service or product development; information relating to any forms of compensation, employee evaluations, or other personnel-related information; customer lists and details of customer contracts; supplier and manufacturer lists and details of supplier and manufacturer contracts; information concerning planned or pending acquisitions or divestitures; and related materials which are unique to the Company and used by and developed by or for the Company in the conduct or promotion of its business, which is not generally known to the industry in which the Company is or may become engaged. Confidential Information shall not include information that (i) has been or becomes made generally available to the public or industry participants through no breach by the Consultant of the Consultant’s obligations under this Section 6, or (ii) is independently known or developed by the Consultant without reference to any Confidential Information.

(b)          All Confidential Information is and shall remain the sole property of the Company, and the Consultant shall maintain the Confidential Information in strict confidence at all times during and after the Consultant’s engagement and the Consultant shall not use for the Consultant’s own benefit or that of any third party other than the Company any Confidential Information (other than as required by applicable law or applicable legal or regulatory process).

(c)          During the Term, the Consultant shall not use any Confidential Information except in furtherance of the Consultant’s duties for the Company, nor disclose any Confidential Information except in furtherance of the Consultant’s duties in the ordinary course of business and in the exercise of the Consultant’s reasonable business judgment (subject to the execution of an appropriate confidentiality agreement by third parties), or as approved by the Chief Executive Officer of the Company, or as otherwise required by applicable law or applicable legal or regulatory process. Upon termination of this Agreement for any reason, except as provided in Section 6(d), the Consultant shall not use the Confidential Information for any reason or disclose it to any Person. Upon such termination, the Consultant and each affiliate of the Consultant (and if deceased, the Consultant’s beneficiary, estate or personal representative, as applicable) shall promptly return to the Company, without retaining copies, all items which are or which contain Confidential Information.

(d)          If the Consultant is requested or required (by subpoena or other legal process or otherwise by applicable law or regulation) to disclose any of the Confidential Information (other than in a proceeding where the Consultant is acting on behalf of the Company and is represented by counsel to the Company), the Consultant shall provide the Company with prompt written notice of any such request or requirement and will reasonably cooperate with the Company in the event that the Company seeks a protective order or other appropriate remedy. If in the absence of a protective order or other remedy or the receipt of a waiver by the Consultant from the Company, the Consultant is nonetheless, in the opinion of the Consultant’s counsel, legally required to disclose Confidential Information to any tribunal or regulator or in any legal or regulatory process, the Consultant may disclose only that portion of the Confidential Information which the Consultant is advised by the Consultant’s counsel is so required to be disclosed.

(e)          The Consultant understands that the Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, if the Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law then the Consultant may disclose the trade secret to the Consultant’s attorney and use the trade secret information in the court proceeding, if the Consultant: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

(f)           The parties acknowledge and agree that the Consultant’s covenants and obligations contained in this Section 6 are a material inducement to the Company entering into this Agreement and are essential to the continued growth and stability of the Company’s business, goodwill, client base and to the continuing viability of the Company’s endeavors.

(g)          The parties acknowledge and agree that, notwithstanding the terms of this Section 6 Consultant shall be permitted to disclose the terms of this Agreement to (i) Consultant’s attorneys, accountants and other advisors; and (ii) immediate family members.

7.            Term and Termination.

a.	The Agreement shall have a term of two (2) years from the date of this Agreement (the “Term”).

b.	The Company or Consultant may terminate this Agreement for any reason upon sixty (60) days’ written notice; provided that any termination by the Company must comply with Section 7(c).

c.	If, during the Term, the Company prepays all amounts to be paid to Consultant for the Services through the Term, the Company may terminate this Agreement upon written notice to the Consultant with no further liability to the Consultant for unpaid amounts due under this Agreement.

8.            Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to its conflict of laws principles.

9.            No Waiver. Any purported waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No amendment of this Agreement will be effective unless made in writing and signed by the parties.

10.          Severability. If any provisions of this Agreement (or portions thereof) shall be held invalid or unenforceable, such provisions (or portions thereof) shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement (or portions thereof) shall nevertheless be valid, enforceable and of full force and effect. If any court of competent jurisdiction finds that a restriction in this Agreement is invalid or unenforceable, then the parties hereto agree that such invalid or unenforceable restriction shall be deemed modified so that it shall be valid and enforceable to the greatest extent permissible under law, and if such restriction cannot be modified so as to make it enforceable or valid, such finding shall not affect the enforceability or validity of any of the other restrictions herein.

11.          Notices. All notices required hereunder shall be delivered to the addresses of the parties set forth above. Notices shall be in writing and shall be sent by pdf e-mail, by mail (postage prepaid, registered or certified, by United States mail, return receipt requested), by nationally recognized private courier or by personal delivery. Notices shall be effective, (i) if sent by pdf e-mail, when transmitted, (ii) if by nationally recognized private courier, when deposited with the private courier, (iii) if mailed, when deposited in the mail, and (iv) if personally delivered, the earlier of when delivery is made or first refused. Either party may change its address for the delivery of notices by written notice served in accordance with the provisions hereof.

12.          Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, executors, administrators, distributees, and solely with respect to the Company, its assigns, including any successor in interest to the Company who acquires all or substantially all of the Company’s assets or stock. The Consultant may not assign this Agreement to any other party.

13.          Counterparts. This Agreement may be executed simultaneously in counterparts, each one of which shall be deemed an original and all of which together shall for all purposes constitute one Agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com or www.signnow.com) or other transmission method mutually acceptable by the parties hereto, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.          Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to its subject matter, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no other conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement.

[signature page follows]

In Witness Whereof, the parties hereto have executed this Agreement effective as of the date first set forth above.

ELAUWIT CONNECTION, INC.

By:	/s/ Barry Rubens
Name: Barry Rubens
Title: Chief Executive Officer

CONSULTANT:

BARON HUNTER GROUP, LLC

By:	/s/ Daniel McDonough, Jr.
Name: Daniel McDonough, Jr.
Title: Managing Member

[signature page to Consulting Agreement - McDonough]

SCHEDULE A

Professional Services.